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                                                                     Exhibit 5.1

                  Skadden, Arps, Slate, Meagher & Flom LLP
                            525 University Avenue
                             Palo Alto, CA 94301


                                April 7, 2000


AltaVista Company
529 Bryant Street
Palo Alto, California  94301

               Re:  AltaVista Company
                    Registration Statement on Form S-1
                    (File No. 333-93013)
                    ----------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to AltaVista Company, a Delaware corporation (the "Company"), in relation to the initial public offering by the Company of up to 17,020,000 shares (including 2,220,000 shares subject to an over-allotment option) (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-93013) as filed with the Securities and Exchange Commission (the "Commission") on December 17, 1999 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on January 31, 2000 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on February 11, 2000 under the Act; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on March 9, 2000 under the Act; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on March 24, 2000 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (vi) the form
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AltaVista Company
March 24, 2000
Page 2


of Purchase Agreement (the "Purchase Agreement") proposed to be entered into by and among the Company, as issuer, and, Morgan Stanley & Co. Incorporated, Chase Securities Inc., FleetBoston Robertson Stephens Inc., Prudential Securities Incorporated, Wit SoundView Corporation (the "U.S. Representatives") and Morgan Stanley & Co. International Limited, Chase Securities Inc., FleetBoston Robertson Stephens International Ltd, Prudential Bache International Limited, and Wit SoundView Corporation (the "International Representatives") as representatives of the several underwriters named therein (the "Underwriters") filed as an exhibit to the Registration Statement; (vii) a specimen certificate representing the Common Stock; (viii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect;
(ix) the Amended and Restated By-Laws of the Company, as currently in effect;
(x) the form of Amended and Restated Certificate of Incorporation of the Company intended to be filed with the Secretary of State for the State of Delaware filed as an exhibit to the Registration Statement; and (xi) certain resolutions of the Board of Directors of the Company, (the "Resolutions") relating to the issuance and sale of the Shares and related matters. In connection with this opinion, we have also made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances as to matters of fact as we have deemed necessary or appropriate for the purposes of this opinion.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents
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AltaVista Company
March 24, 2000
Page 3


submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

          We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of Delaware, including statutory and reported decisional law thereunder, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii) the Purchase Agreement has been duly executed and delivered; (iii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters as contemplated by the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable.
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AltaVista Company
March 24, 2000
Page 4


          We consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                      Very truly yours,


                                      Skadden, Arps, Slate, Meagher & Flom LLP